[LOGO OMITTED]
                            BANK OF CHINA HONG KONG BRANCH
                            ---------------------------------------------------
                            (Incorporated in China with Limited Liability)


Date:    March 17, 2000

BEIJING HOLDINGS LIMITED

IMPORTANT NOTICE:       This letter sets out the terms and conditions upon which
                        our bank would provide term loan facility to you. You are advised to read and understand the terms and conditions before accepting the facilities.





Dear Sirs,

RE:       TERM LOAN FACILITY UP TO AN EXTENT OF USD2,500,000.00
          -----------------------------------------------------

We are pleased to offer you the captioned Banking Facility ("the Facility") on the following terms and conditions.

1.       Borrower           :Beijing Holdings Limited.


2.       Lender             :Bank of China, Hong Kong Branch.


3.       Facility           :Term Loan up to the extent of USD2,500,000.00.

4.       Purpose            : To finance the Borrower for acquisition of shares
                              of Tramford International Limited.



5.       Availability Period:Three  (3)  months  from  the  date  of this letter having been duly countersigned by the Borrower, or the date on which the Facility is fully drawn or cancelled, whichever is the earlier.



6.       Drawdown            :Subject   to   the   due   fulfillment   and
                              observance  of  all   conditions   precedent
                              contained in Clause 13 and other  procedures
                              from time to time  required to be fulfilled,
                              advances under the Facility shall be made by
                              way of drawdowns  against  Drawdown  notices
                              received   by  the  Lender  at  least  Three
                              Business  Days

                              (which shall mean a day on which  commercial
                              banks in Hong Kong are open for business but
                              excluding Saturdays),  prior to the relevant
                              drawdown   dates  during  the   Availability
                              Period   duly   signed  by  the   authorized
                              signatories of the Borrower.



7.       Final Maturity Date :Three  (3)   years   from  the  end  of  the
                              Availability Period or the date on which the
                              Facility  is  fully   drawn  or   cancelled,
                              whichever is the earlier.



8.       Interest            :

(a) Interest on the Facility will be charged at Two percent (2%) per annum over London Interbank Offered Rate (LIBOR) for a Interest Period of three months as quoted on the Reuters Screen LIBO Page two days in which banks in London and Hong Kong are open for business prior to drawdown, following the market practice in taking the arithmetic mean of such quotations and rounded upwards to the nearest 1/16 of one percent. If for any reason whatsoever, LIBOR is not available or it does not reflect the cost to the Lender of funding the Facility or the Lender is unable to obtain deposits to fund the Facility, interest for the Facility shall be charged at Two percent (2%) per annum over the Lender's cost of fund for the Facility.

(b) Interest will accrue from day to day and be calculated on the basis of the actual number of days elapsed and a 360-day year.

(c) All interest periods shall be of three months and accrued interest shall be paid at the end of each interest period (Interest Payment
            Date) and if not so paid shall be capitalized as principal advance and bear interest at the same rate. Notwithstanding the foregoing provision, no interest period shall extend beyond the Availability Period and if any interest period shall extend beyond such period, it shall end at the end of the Availability Period.

(d) The first Interest Payment Date of the last drawdown shall end on the same day as the current Interest Payment Date of the previous drawdown. Thereafter, all Interest Payment Dates shall be co-terminus and all drawdowns shall be treated as one loan.

(e) In the event if any interest period shall end on a day not being a Business Day, it shall end on the immediately succeeding Business Day; and if it shall fall unto another calendar month, on the immediately preceding Business Day.

(f) At the sole and absolute discretion of the Lender, due but unpaid interest may be capitalized as principal advance which itself bears interest at the rate as aforesaid.

9.       Default Interest

(a) Time shall be of the essence of any payment/repayment to be made by the Borrower. Any payment/repayment required to be made hereunder which is not made when due shall bear default interest, payable in the currency of such payment. Such default interest shall accrue and be calculated from the date when the relevant payment was due to the date of its final payment in full, on a day to day basis, at the rate certified by the Lender's officers as being 6% PER ANNUM over the Lender's prevailing prime rate for United States Dollars (the "Prime Rate") as quoted by the Lender from time to time or the Lender's cost of fund, whichever is higher, subject to fluctuation provided that the Lender may vary the basis of calculation of such rate upon 30 days' prior notice displayed or posted in the Lender's banking halls.

(b) In addition to the default interest mentioned above, the Lender reserves the right to charge the Borrower an administration fee of HKD200.00 whenever the Borrower fails to make any instalment payment on its due date, in order to cover the administrative costs incurred by the Lender as a result of such failure.

10.      Repayment

(a) All amounts borrowed under this Facility shall be repaid in full on the Final Maturity Date (Repayment Date).

(b) In the event if the Repayment Date shall end on a day not being a Business Day, it shall end on the immediately succeeding Business Day; and if it shall end unto another calendar month, on the immediately preceding Business Day.

11.      Prepayment

(a) The Borrower may prepay all or any part of the Facility on any Repayment Date in minimum amount of USD500,000.00 or any higher integral multiples of USD100,000.00 provided that seven (7) days' prior written notice shall have been given to the Lender.

(b) Such prepayment of principal shall include all interest accrued thereon and shall not be reborrowed.

(c) A prepayment fee of 0.25% FLAT on the amount prepaid shall be paid by the Borrower on the date of prepayment.

12.      Payment without Deduction

All payments made by the Borrower to the Lender are to be made in the currency of the Facility in immediately available funds without set-off or counter-claim and free and clear of and without withholding or deduction for any and all present or future taxes, duties or other charges.

13.      Conditions Precedent

The Facility will be available for drawing when the Lender has received the following documents in form and content to its satisfaction:

(a) The signed copy of the duplicate of this letter together with Board Resolutions indicating the Borrower's acceptance of the Facility on terms and conditions set out in this letter.

(b) A Deed of Charge Over Securities confirming a first fixed charge of 3,523,306 shares of Tramford International Limited duly executed by the Borrower's authorized officer(s) together with Board Resolutions.

(c) Original duly stamped bought and sold note of the shares as mentioned in Clause 13(b) above.

(d) An instrument of transfer of the shares as mentioned in Clause 13(b) above duly signed by the Borrower's authorized officer(s).

(e)         Written legal opinion issued by our USA counsel.

14.      Other Conditions

(a) No material change is allowed in the existing registered or ultimate beneficial shareholding of the Borrower without prior written consent of the Lender.

(b) All necessary corporate resolutions required to be passed by the Borrower and on the part of the Borrower's shareholders, directors and officers to authorize this letter and its execution and performance have been properly passed in accordance with the laws of Hong Kong SAR and the Borrower's Memorandum and Articles of Association and this letter constitutes legal, valid and binding obligations on the Borrower's part.

Otherwise, no further advances is allowed and all amounts outstanding under the Facility shall immediately become due and payable.

15.      Representations and Warranties

The Borrower  hereby makes the following  representations  and warranties to the
Lender:

(a) The Borrower is a company incorporated with limited liability under the laws of Hong Kong SAR;

(b) The Borrower has the corporate power and authority and the legal capacity to perform and observe its obligations hereunder;

(c) The obtaining of the Facility and/or the borrowing hereunder and/or the acceptance of this letter has been (or when signed will have been) duly authorized by all necessary action of the Borrower under all applicable laws and regulations to which the Borrower is subject. The terms and conditions contained in this letter constitute (or when signed will constitute) valid and legally binding obligations of the Borrower in accordance with its terms;

(d) The Borrower is not in default in the payment of any principal of or interest on any indebtedness for borrowed money and is not in breach of or in default under any other provision of any indenture, deed of trusts, agreement or other instrument to which it is a party and under or subject to which any such indebtedness for borrowed money has been issued and is outstanding and no event, condition or act which with the giving of notice or lapse of time, or both, would constitute an event of default under any such indenture, deed of trust, agreement or other instrument has occurred or is continuing which has not been properly waived or remedied thereunder;

(e) No litigation, arbitration or administrative proceeding before or of any court, tribunal arbitrator or governmental authority is presently taking place, pending or to its knowledge (having made all reasonable inquiries) threatened against the Borrower, or any of its properties or assets, which could result in a material adverse change in the business, assets or condition of the Borrower;

(f) The above representations and warranties shall continue in full force and effect by reference to the facts and circumstances then existing whilst any part of the advances under the Facility remains outstanding and shall be repeated, where not inapplicable, on each drawing of the Facility.

16.      Affirmative Undertakings

The Borrower undertakes with the Lender that it will:

(a) Promptly on becoming aware of the occurrence of any Events of Default or prospective Events of Default or any other events or circumstances which might materially and/or adversely affect the Borrower's operations, prospects, business or condition (financial or otherwise) or the Borrower's ability to perform its obligations under this letter or other security document(s) notify the Lender of the same;

(b) Promptly and duly pay or cause to be paid all taxes, duties and other governmental charges imposed upon the Borrower;

(c) Promptly supply or procure to be supplied to the Lender annually the accounts (where appropriate, audited accounts) of the Borrower prepared according to internationally accepted standards;

(d) Form time to time upon the demand of the Lender provide or procure to be provided to the Lender such further security acceptable to the Lender having current market value not less than the then outstanding Facility;

(e) Ensure that the Borrower's obligations under this letter, whether actual or contingent, are not subordinated to, and that they will at all times rank at least pari passu in priority of payment and in all other respects with any other of the Borrower's unsecured obligations.

17.      Negative Undertakings

The Borrower further undertakes with the Lender that the Borrower will not, unless the Lender otherwise expressly agrees in writing:

(a) Merge, or consolidate with or into any other corporation or take any step with a view to dissolution, liquidation or winding up;

(b) In any manner become or remain liable or contingently liable for any indebtedness or other obligation of any other person except as may be necessary in normal course of the Borrower's day to day business;

(c) Make any material change to the nature of the Borrower's business as at present carried on;

(d) Make any material change to the existing registered or ultimate beneficial shareholding of the Borrower. 18. Events of Default

All amounts advanced under the Facility will become immediately due and repayable in any of the following events:

(a) The Borrower fails to pay any principal, interest or other costs and expenses payable to the Lender hereunder on the due date; or

(b) The Borrower for any reason whatsoever fails promptly to discharge any obligation under this letter to the Lender or be in breach of any undertakings (affirmative or negative) hereunder however and whenever arising; or

(c) Any representation or warranty by the Borrower hereunder or any information or document delivered by the Borrower to the Lender is shown to have been incorrect or misleading in any material respect when made or given; or

(d) The Borrower fails to perform any obligations on its respective part contained in this letter; or

(e) The equitable or legal interest in any shares in the Borrower is transferred without the prior written consent of the Lender; or

(f) Any governmental, tax, monetary or other approval required by the Borrower as mentioned aforesaid in this letter is withdrawn or is changed in a way prejudicial to the Lender; or

(g) Any event occurs which constitutes or, with the passing of time or the giving of notice or both, would constitute an event of default under any other agreements to which the Borrower is a party and which would have, in the opinion of the Lender, a material adverse effect on the ability of the Borrower to perform its respective obligations under this letter; or

(h) A receiver is appointed of any assets or property of the Borrower or a resolution is passed or an order is made for the winding up of the Borrower or if the Borrower otherwise becomes insolvent or bankrupt under any court of law; or

(i) A distress, attachment, execution of other legal process is levied, enforced or sued out on or against the assets of the Borrower and in the opinion of the Lender such event has or could have a material adverse effect on the Borrower; or

(j) Any present or future security on or cover the assets of the Borrower becomes enforceable and in the opinion of the Lender such event has or could have a material adverse effect on the Borrower; or

(k) There occurs, in the opinion of the Lender, a material adverse change in the financial position of the Borrower which would prevent the Borrower from performing in any material respect its obligations under this letter (as the case may be); or

(l)         This letter is not in full force and effect.

If any of the Events of Default has occurred, then the Lender may by notice of any form to the Borrower declare that an Event of Default has occurred and that the advances under the Facility and all interest accrued thereon has become immediately due and payable whereupon:

(a) the Lender shall not be required to make any further advances under this letter; and

(b) all amounts outstanding under the Facility shall immediately become due and payable.

19.      Waivers and Rights Cumulative

No delay or omission on the part of the Lender in exercising any right, power, privilege or remedy in respect of this letter shall impair such right, power, privilege or remedy, or be construed as a waiver of it, nor shall any single or partial exercise of any such right, power, privilege or remedy preclude any further exercise of it or the exercise of any other right, power, privilege or remedy. The rights, powers, privileges and remedies provided in this letter are cumulative and not exclusive of any rights, powers, privileges or remedies provided by law.

20.      Set-off

(a) In addition and without prejudice to any general or banker's lien, right of set-off or similar right to which the Lender may be entitled, the Lender shall have the right and is hereby irrevocably and unconditionally authorized, to the fullest extent permitted by law, from time to time and at any time without notice to the Borrower (any such notice being expressly waived) to set-off and appropriate and apply any credit balance on any of the Borrower's accounts (whether subject to notice or not and whether matured or not) with the Lender against or on account of the Borrower's obligations and liabilities hereunder.

(b) Where such combination, set-off or transfer requires the conversion shall be calculated at the Lender's then prevailing spot rate of exchange (as conclusively determined by the Lender) for purchasing the currency in which the moneys, obligation or liabilities were due owing or incurred with the existing currency so converted.

(c) The rights herein conferred on the Lender are in addition and without prejudice to any rights conferred on the Lender under any security documents at any time and from time to time given in favour of the Lender.

21.      Conclusive Statement of

(a) Any statement of account relating to the Facility signed as Account correct by any of the duly authorized officer(s) of the Lender shall be conclusive evidence of the Borrower's indebtedness to the Lender, save for manifest errors.

(b) Any opinion, determination or decision by the Lender as to any materiality, effect or otherwise howsoever relating to anything herein mentioned or referred to shall be conclusive and binding on the Borrower.

22.      Authorization to debit account(s)

The Lender shall be entitled to debit at any time and from time to time all or any of the interests, fees, charges, commissions, costs, expenses and other sums due and payable by the Borrower hereunder to any of the Borrower's account(s) without prior notice to the Borrower. Such sums shall be deemed duly drawn or overdrawn from the account(s) by the Borrower.

23.      Handling Charges

Handling charges of USD6,250.00 FLAT shall be paid by the Borrower upon acceptance of this letter. Once paid, such handling charge shall not be refundable under any circumstances.

24.      Commitment Fee

Commitment fee of 0.25% PER ANNUM on the undrawn balance of the Facility shall be paid by the Borrower which is calculated on a day-to-day basis during the Availability Period. Such fee shall be payable at the end of the Availability Period.

25.      Cancellation Fee

(a) The Borrower may cancel the whole or part of the undrawn Facility in a minimum amount of USD500,000.00 or any higher integral multiples of USD100,000.00 provided that seven (7) days' prior irrevocable written notice shall have been given to the Lender.

(b) A cancellation fee of 0.5% FLAT on the cancelled amount shall be paid by the Borrower on the date of cancellation.

26.      Expenses

All expenses including but not limited to legal fees, communications and other out-of-pocket expenses incurred by the Borrower in connection with this Facility or any enforcement, or attempted enforcement, of the Lender's rights under this letter, are to be borne by the Borrower on a full indemnity basis.

27.      Debt collection

                                               The Lender shall be entitled to
                                               employ debt collecting agent(s)
                                               to collect any sum due but unpaid
                                               by the Borrower hereunder. The
                                               Borrower agrees, and acknowledges
                                               that the Borrower has been
                                               warned, that the Borrower shall
                                               indemnify and keep the Lender
                                               indemnified on a full indemnify
                                               basis against all costs and
                                               expenses which the Lender may
                                               incur in the employment of debt
                                               collecting agent(s). The Lender
                                               shall be entitled to disclose to
                                               such debt collecting agent(s) any
                                               or all information relating to
                                               the Borrower or this letter.

28.      Governing Law

                            The laws of Hong Kong SAR

Please signify your understanding and acceptance of this offer by signing and returning the duplicate of this letter to us on or before April 17, 2000, failing which this offer shall lapse.

Should you have any queries, please do feel free to contact our Ms. Kanas Chong at 2826 6892 at any time. We are here to serve you better.

Yours faithfully,

FOR BANK OF CHINA, HONG KONG BRANCH

                         DEED OF CHARGE OVER SECURITIES

--------------------------------------------------------------------------------
                         IMPORTANT NOTICE TO THE CHARGOR

--------------------------------------------------------------------------------

This Deed will create legal obligations and liabilities on your part. You are strongly advised to seek independent legal advice before you execute this Deed.


Without prejudice to any provision of this Deed, please take note of the following:

(1) You may become liable (and if you consist of two or more persons, you may become liable jointly and severally), instead of or as well as the Beneficiary of the Bank Undertaking referred to in the Second Schedule of this Deed, for all sums (whether actual or contingent) suffered, incurred or sustained by us by reason, arising out of or on account of the Bank Undertaking together with interest accrued thereon.


(2)      Your maximum liability under this Deed is unlimited as to amount.


(3) You will be required to pay all sums of money debts and liabilities incurred by us on account of the Bank Undertaking either on demand by us or upon occurrence of any events of default set out in Clause 4.1 of this Deed.

(4) We shall have the right, after the occurrence of any events of default, without prior notice or reference to you, to realize the Securities or any part thereof towards payment of your liabilities under this Deed (whether actual or contingent).

(5) This Deed is a continuing security. Nevertheless, you may extinguish your liability under this Deed if (i) pursuant to Clause 7.11 of this Deed, you give us 3 months' prior written notice of determination; and
         (ii) your liabilities hereunder in respect of all or any sums (actual or contingent) incurred by us on account of the Bank Undertaking prior to the effective date of determination of this Deed have been satisfied in full.

(6) We shall be entitled to retain this Deed for at least 25 months after you have extinguished your liabilities under this Deed.


                                                                  Bank of China,

                                                                Hong Kong Branch

To:  BANK OF CHINA, HONG KONG BRANCH

In consideration of Bank of China, Hong Kong Branch (hereinafter called "the Bank", including its successors and assigns) agreeing at the request of the undersigned (whose particulars are set out in the First Schedule hereto) from time to time or at any time to do, perform, provide or refrain from doing (as the case may be) such acts, things, deeds or services as set out in the Second Schedule hereto (hereinafter called "the Bank Undertaking"), I/we hereby agree to and undertake with the Bank as follows:

1.0      INDEMNITY

1.1 Indemnity and payment on demand: I/We shall INDEMNIFY the Bank and keep the Bank fully indemnified form and against actions, suits, proceedings, claims, demands, losses, damages, costs, fees, expenses and/or liabilities of whatsoever nature which the Bank may suffer, incur or sustain, whether actual or contingent, by reason, arising out or on account of the Bank Undertaking and shall pay to the Bank ON DEMAND or upon the occurrence of an event of default as set out in Clause 4.1 below all sums (whether actual or contingent) so suffered, incurred or sustained by the Bank together with interest accrued thereon from the date when the same were first paid or incurred by the Bank until actual payment in full by me/us at the rate of 6% per annum above the cost of fund of the Bank (as conclusively determined by the Bank, subject to fluctuation) provided that the Bank may vary the basis of calculation of such rate upon 30 days' prior notice to you displayed or posted in the Bank's banking halls.

1.2 Authority to debit any account I/We hereby irrevocably authorize the Bank, without prejudice to any other rights or remedies which the Bank may have against me/us, to debit the sums due and payable by me/us as mentioned in Clause 1.1 above to any account of whatsoever nature or in whatever currency which I/we may have with the Bank whether opened and maintained at the Bank's main or branch offices.

1.3 Authority to make payments: I/We hereby irrevocably authorize the Bank to make any payments or to comply with any demands which appear or purport to be claimed or made under the Bank Undertaking without any reference to or further authority from me/us, without inquiry into the justification for them or into the validity, genuineness or accuracy of any statement or certificate received by the Bank with respect to or under the Bank Undertaking and despite any contestation on my/our part and I/we agree that any such claim or demand shall be binding on me/us and shall, as between the Bank and me/us, be accepted by me/us as conclusive evidence that the Bank was liable to pay or comply with it.

1.4 Modification of the Bank Undertaking: The Bank Undertaking may be modified, amended, renewed or extended, either in accordance with its original terms, or upon my/our request and the agreement of the Bank and the Beneficiary of the Bank Undertaking. My/Our liability under this Deed shall continue to apply to the Bank Undertaking as so modified, amended, renewed or extended from time to time.

1.5 Conclusive evidence: Any of my/our statement of account with the Bank and signed as correct by any of the officers of the Bank shall be conclusive evidence of my/our indebtedness due and owing to the Bank and shall be binding upon me/us save for manifest error.

2.0      CHARGE OVER THE SECURITIES

2.1 First Fixed Charge: The Securities as define din Clause 3.1 hereof are HEREBY CHARGED and are TO BE CHARGED TO the Bank (as and when the Securities come into the Bank's possession or deposited with the Bank in the manner as mentioned in Clause 3.1 hereof) as a continuing security for the payment of all monies and the discharge of all obligations and liabilities hereby covenanted to be paid or otherwise hereby secured by way of FIRST FIXED CHARGE but so that the Bank shall not in any circumstances incur any liability whatsoever in respect of any calls, installments or otherwise in connection with the Securities.

3.0      THE SECURITIES

3.1 Definition: The word "Securities" whenever used in this Deed shall mean all shares, stocks, loan stocks, bonds, debentures, certificate of deposit, commercial papers, notes, trust writes or other investment funds and other securities of any kind whatsoever which are now or may at any time hereafter be in the Bank's possession or held in the Bank's name or to the Bank's order or deposited with the Bank or the Bank's agents or representatives or correspondents or such depository as the Bank may from time to time designate or lodged with the Bank or transferred to the Bank or the Bank's nominee(s) by me/us or by others in my/our name(s) or for my/our account or at my/our request whether in Hong Kong or elsewhere, and all interest, dividends, bonus issues, offers by way of rights, benefits, rights and entitlement arising from them or attaching to them including, without limitation, any rights and claims which I/we may have against the issuer of the Securities. For the avoidance of doubt, the securities shall exclude those from time to time released by the Bank and include those from time to time deposited with our transferred to the Bank or to the Bank's order pursuant to this Deed.

3.2 Not to deal with the Securities: I/We hereby covenant with the Bank that while this Deed is still in force and unless with the Bank's consent, I/we shall not and shall have no right to withdraw, mortgage, charge, pledge, assign, transfer or howsoever deal with or encumber the Securities or any part thereof or grant or suffer to arise any third party rights over or against the whole or any part of the Securities or purport so to do.

3.3 Title to the Securities: I/We hereby represent and warrant to the Bank that I/we have unencumbered and absolute title to the Securities which are free and clear of and not subject to any charge, lien, trust, negative pledge or other adverse interest and claim and the Securities are still valid and subsisting. I/We hereby further represent and warrant that all the Securities are fully paid and that there are no monies or liabilities outstanding or payable in respect o the Securities.

3.4 Repetition of representation and warranty: The representation and warranty as set out in Clause 3.3 above shall be deemed to have been repeated and given by me/us in respect of such Securities deposited on each and every subsequent occasion pursuant to this Deed.

3.5 To furnish additional Securities: If at any time the aggregate net value of the Securities, as determined by the Bank taken at cost or market price, whichever is the lower, does not exceed my/our total obligations and liabilities (whether actual or contingent) outstanding and secured by this Deed by such a margin as the Bank may consider safe or adequate, I/we shall, forthwith upon the request of the Bank, furnish further securities or shares acceptable to the Bank with such net value (as determined by the Bank in the same manner as regards valuation of the Securities (as the Bank may consider sufficient to maintain or restore the said margin.

3.6 The Securities to be registered in the name of the Bank's nominee(s) at the discretion of the Bank: I/We covenant that during the continuance of this Deed, I/WE shall at all times:

(a) deposit with the Bank or cause to be transferred to the order of the Bank and permit the Bank during the continuance of this Deed to hold and retain (i) all stocks and share certificates and documents and evidence of title relating to the Securities; (ii) instruments of transfer of the Securities duly completed in favour of the Bank or BANK OF CHINA (NOMINEES) LIMITED or otherwise in favour of such other nominee(s) as the Bank may from time to time direct; and (iii) such other documents as the Bank may from time to time require for perfecting the Bank's title to the Securities (duly executed by or signed on behalf of the registered holder) or for vesting and enabling the Bank to vest the same in the Bank or the Bank's nominee(s) or in any purchaser to the intent that the Bank may at any time without notice present them for registration; (b) consent to the Bank's transfer of all or any Securities to such nominee(s) in its absolute discretion, agent(s) or any other person(s) or entity(ies) wheresoever situate as the Bank may select and that in the case of Securities in script form, the Bank may hold all or any such Securities in any branch or branches of the Bank or with any correspondent or other agents whether in Hong Kong or overseas and that all the Securities shall be held at my/our sole risk, expense and responsibility.

(c) consent to the deposit by the Bank of all or any Securities with such depository or custodian and the withdrawal of all or any of the Securities from such depository or custodian as the Bank may from time to time in its absolute and unfettered discretion deem fit;

(d) pay to the Bank upon demand all levies, debts, costs, fees, expenses incurred or chargeable by the Bank or its nominee(s) in connection with the transfer, registration, safe custody and/or withdrawal of the Securities;

(e) the Bank shall not be liable to account as mortgagee in possession in respect of all or any of the Securities even if the same shall be registered in the Bank's name or in the name of the Bank's nominee(s) or held to the order or under the control of the Bank and shall not be liable for any loss upon realization or for any neglect or default to present any interest coupon or any bond or stock drawn for repayment or for any failure to pay any call or instalment or to accept any offer or to notify me/us of any such matter or for any other loss of nature whatsoever in connection with the Securities;

(f) the Bank shall not in any way whatsoever be liable for any loss or damage caused to me/us as a result of any loss of the Securities whether the same be kept by the Bank or the depository or custodian appointed by it for such purpose) or damage done to the share or stock certificates, except caused by the Bank's willful default.

3.7         Payment of all calls on the Securities:

(a) I/We shall duly and promptly pay all calls which may from time to time be made in respect of any unpaid money under any of the Securities and duly and promptly pay any other money which I/we may lawfully be required to pay in respect of any of the Securities.

(b) In default of Sub-Clause 3.7(a) above, the Bank may, if it things fit but not obligated to, make such payments on my/our behalf and any sums so paid by the Bank shall be repayable by me/us on demand, together with interest thereon at the rate and calculated in the manner as mentioned in Clause 1.1 above and any costs or expenses incurred by the Bank as a result of such payment and the Securities shall stand charged to such payment as well.

3.8      Rights issue:
         ------------

(a) If there is any rights issue arising from any of the Securities registered in the name of the Bank or its nominee(s) or deposited with the Bank or are being held to the Bank's order, the Bank or its nominee(s) will within a reasonable time after receipt of the relevant rights issue documents inform me/us of the same.

(b) If I/we fail to instruct the Bank or its nominee(s) within the time prescribed by the Bank or its nominee(s) for me/us to reply regarding the rights issue:

            (i) where the rights issue is not obligatory, it shall be conclusively deemed that I/we have irrevocably renounced all my/our rights and entitlements regarding such rights issue in favour of the Bank for its own use and benefit absolutely and the Bank is entitled to deal with such rights issue in its own rights and for its own benefit in whatever manner it deems fit without having to account to me/us for the profits (if any);

            (ii) where the rights issue is obligatory, the Bank is entitled at its absolute discretion either to realize part of the Securities to raise sufficient monies to pay for the subscription of such obligatory rights issue or to pay on my/our behalf of such subscription, the payment of which shall be a further advance of money to me/us and secured by this Deed and shall be repayable by me/us on demand, together with interest thereon at the rate and calculated in the manner as mentioned in Clause
                        1.1 and the Securities shall stand charged to such payment as well.

(c) If I/we shall instruct the Bank or its nominee(s) to take up the rights issue by subscribing the requisite shares, the Bank or its nominee(s) is/are not obligated to do so unless and until sufficient immediate available funds have been received by the Bank within the time limit as set out in Clause 3.8(b) above and in default thereof, the provisions of Clause 3.8(b) shall apply as if I/we have failed to instruct the Bank in time.

(d) All shares allotted pursuant to the rights issue taking up by or on behalf of me/us (but excluding those which I/we have renounced in favour of the Bank) shall form part of the Securities.

3.9 Exercise of voting rights: The Bank or any of the Bank's agents, representatives or correspondents shall be entitled, but not obligated or under any duty, to exercise at its or their discretion and without any notice or reference to me/us, or any consent or authority on my/our part, all voting and other rights now or at any time attaching to the Securities or any of them.

3.10 Income arising from the Securities: Unless and until an Event of Default as mentioned in Clause 4.1 shall have occurred, all dividends, interest and other cash income (hereinafter collectively call the "Income") relating to or arising from the Securities shall be received by the Bank as agent for me/us and the Income shall be deemed part of the Securities and shall stand charged to the Bank as security for the Bank Undertaking. I/We hereby irrevocably appoint and authorize the Bank without prior notice or reference to me/us to apply the Income as and when the same is received towards payment, repayment or prepayment of the monies and liabilities (whether actual or contingent) which are now oar at any time hereafter may be due, owing the payable by me/us to the Bank hereunder in such manner or order as the Bank may absolutely determine.

4.0         REALIZATION OF THE SECURITIES

4.1 Events of default: Without prejudice and in addition to any other provisions herein set out, it shall be lawful for the Bank at any time after the occurrence of any one or more of the following events, without prior notice or reference to me/us, to realize the Securities or any part thereof towards payment of the monies and liabilities (whether actual or contingent) which are now or at any time hereafter may be due, owing and payable by me/us to the Bank hereunder:

(a) I/we make default in the payment of any sum hereby covenants to be paid to the Bank after demand has been duly made; or

(b) I/we make default in the payment of any sum undertaken and/or covenanted to be paid by me/us to any party, including the Bank, under any loan agreement, indemnity, guarantee, bond or undertaking upon maturity or where demand is required after demand has been duly made; or

(c) there is any breach of or omission to observe any of the covenants or obligations under the terms of this Deed and/or under the terms of any loan agreement, indemnity, guarantee, bond or undertaking of whatsoever nature given by me/us to any third party or

(d) I/we become bankrupt or otherwise become insolvent or a petition for bankruptcy or winding up has been filed against me/us; or

(e) the security for any of my/our liabilities whether present or future becomes enforceable, or an encumbrancer takes possession or a receiver or other similar officer is appointed over the whole or any part of my/our assets and undertakings; or

(f) any judgment or order made against me/us is not complied with within seven (7) days, or a distress execution or sequestration or other process is levied or enforced upon any of my/our chattels or property and is not discharged within seven (7) days of being levied; or

(g) any party of the security hereby granted or any guarantee, indemnity, bond, undertaking or other security given by me/us to the Bank for any money, obligation or liability thereby secured in any respect ceases to be in full force and effect or to be continuing, or is or purports to be determined or disputed, or becomes in jeopardy, invalid or unenforceable, or if any and all necessary or desirable license, authorization, consent or approval is removed, withheld, materially modified or fails to be granted or fails to remain in full force and effect.

4.2      Powers:
         ------

(a) The Bank and any of the Bank's nominees may without further notice or reference tome/us exercise all the powers or rights which may be exercisable by the registered holder of the Securities and all other powers conferred on mortgagees by the Conveyancing and Property
            Ordinance Cap. 219 Laws of Hong Kong SAR as hereby varied or extended; and

(b) Any dividends, interest or other payment which may be received or receivable by the Bank or by any of the Bank's nominees in respect of any of the Securities may be applied by the Bank as though they were proceeds of sale; and

(c) In exercising the powers conferred upon the Bank or any of the Bank's nominees hereunder, the Securities or any party thereof may be sold or disposed of at such times, in such manner and generally on such terms and conditions and for such considerations as the Bank may think fit and the Bank's obligations and liabilities as a chargee/mortgagee to me/us whether under common law or statue are hereby expressly released and waived. Any such sale or disposition may be for cash, debenture or other obligations, shares, stocks, securities or other valuable consideration and be payable immediately or by installments spread over such period as the Bank may think fit.

4.3 Title to transferee upon realization: A certificate signed by any of the Bank's officers that I/we have made default and that the power of sale has become exercisable shall be conclusive evidence of the fact therein stated in favour of any purchaser or other person to whom any of the Securities may be transferred under such sale and *I/we shall indemnify the Bank and keep the Bank fully indemnified from and against any claim or demand which may be made against the Bank by such purchaser or person and any liability, loss, cost or expense which the Bank may suffer or incur by reason of any defect in my/our title to such Securities.

4.4 Appropriation of proceeds of realization: All monies received by the Bank in the exercise of any powers hereby conferred shall be applied in or towards satisfaction of such of the monies, obligations and liabilities hereby secured and in such order as the Bank in its absolute discretion may from time to time conclusively determine Provided Always That the Bank may at any time credit the same to a suspense account for so long and in such manner as the Bank may from time to time determine.

5.0      RELEASE OF SECURITIES

5.1 Return of Securities: Subject to Clause 7.15 hereof, on any release of any of the Securities the Bank shall not be bound to return the identical Securities which were deposited, lodged, held or transferred to the Bank, its nominee(s) or are being held to the Bank's order. I/We will accept Securities of the same class, denomination and nominal amount and rank pari passu with those originally accepted by the Bank, subject always to any capital reorganization which may have occurred in the meantime. In case of Securities hereby charged being Securities already deposited into the Central Clearing and Settlement System ("CCASS"), release of any of the Securities under this Clause 5.1 will be made at my/our request and direction either by transferring such Securities to other participant of CCASS or arranging for the Securities of the same class denomination and nominal amount and rank pari passu with those originally accepted by the Bank (subject to any capital reorganization which have occurred in the meantime) to be withdrawn from the CCASS depository. Where instructions are for Securities in CCASS to be transferred to other participants of CCASS, the Bank shall be absolutely discharged and released upon its execution of such instructions and shall not be under any duty to ensure that such Securities have been transferred to the participant named by me/us or to confirm with such participant that the same is to hold the Securities to my/our order. The release, transfer and/or return of Securities hereunder shall be subject to payment of such charges and fees determined by the Bank and compliance with the conditions stipulated by the Bank in its absolute discretion.

6.0      POWER OF ATTORNEY

6.1 Bank as attorney: I/We by way of security hereby irrevocably appoint the officers from time to time appointed by the Bank, with full power to appoint substitute severally, to be my/our attorney in the name and on behalf and as the act an deed of me/us or otherwise to execute and complete in favour of the Bank or its nominee(s) or any purchaser any other documents which the Bank may require for perfecting its title to or for vesting the Securities in the Bank or its nominee(s) or in any purchaser and otherwise generally to sign, seal and deliver and otherwise perfect any such other documents and any such legal or other charges or assignments over the Securities required by the Bank and all such deeds, assurances, agreements and documents and do all such acts and things as may be required to protect, preserve or realize any or all of the Securities or enforce or prosecute any rights which I/we or the Bank may enjoy in respect of any or all of the Securities including the giving of receipts for all payments made under or in respect of any or all the Securities or for the full exercise of all or any of the powers hereby conferred or which may be deemed expedient on or in connection with any other disposition, realization or getting in by the Bank or its nominee(s) of the Securities or any part thereof or in connection with any other exercise of any power hereunder.

7.0      GENERAL

7.1 Continuing security: This Deed shall be a continuing security and shall cover and secure the ultimate balance from time to time due and owing to the Bank by me/us hereunder notwithstanding my/our death, bankruptcy, insolvency or incapacity or any settlement of account or other matter whatsoever and such continuing security shall not be affected or discharged by the taking or release of any security collateral additional or other security whatsoever which the Bank may for the time being hold or which may be held by the Bank hereafter.

7.2 Partial release: The Bank shall have absolute discretion in releasing or discharging the whole or any part of the Securities at any time and from time to time charged under this Deed without receiving any payment of an amount less than the total amount hereby secured or the value of the Securities released or discharged. In such event, I/we shall remain fully liable for the monies hereby secured or the balance thereof and the part of the Securities that has not been released or discharged shall remain charged by way of a First Fixed Charge hereunder and subject to the provisions of this Deed. In case there is any partial release or discharge as aforesaid, any certification by the Bank as to the Securities remaining at any time charged under this Deed shall be binding on me/us save for manifest error.

7.3 Security additional: For the avoidance of doubt, this Deed shall be in addition to and shall not affect or otherwise jeopardize any other guarantee, indemnity, and/or agreement made between the Bank and me/us and/or given by third party or parties in favour of the Bank and/or any other securities now or at any time hereafter held by the Bank in respect of any or all of the monies and liabilities which are now or may at any time hereinafter due, owing or incurred by me/us to the Bank.

7.4 Further assurance: I/We shall at any time if and when required by the Bank execute such further legal or other charges or assignments in favour of the Bank as the Bank shall from time to time require over all or any of the Securities and all rights relating thereto both present and future and any other documents which the Bank may from time to time require for perfecting its title to the same or for vesting or enabling it to vest the same in itself or its nominees to secure all monies, obligations and liabilities hereby covenanted to be paid or otherwise hereby secured, such further charges or assignments to be prepared by or on behalf of the Bank at my/our cost.

7.5 Realization account for contingent debts: In the realization of the Securities in satisfaction of contingent debts hereunder, such sums so realized shall be paid by the Bank into a non-interest bearing suspense realization account with the Bank pending actual settlement of the contingent debts.

7.6 Payment into suspense account: Any money paid to the Bank under this Deed may be placed and kept by the Bank in a separate suspense account bearing no interest for so long and in such name as the Bank may in its absolute discretion thin fit without applying the same or any part thereof in or towards discharge of the debts or liabilities due or incurred as a result of the Bank Undertaking so as to enable the Bank to preserve intact the Bank's right to sue or prove in arrangement, composition, liquidation, bankruptcy, winding-up or such familiar proceedings against the Beneficiary of the Bank Undertaking the entirety of the debts or liabilities owing without taking into account any sum so paid under this Deed.

7.7      Currency indemnity:
         ------------------
(a) All monies received or held by the Bank under this Deed may from time to time after demand has been made be converted into such other currency as the Bank considers necessary or desirable to cover my/our obligations and liabilities in that currency at the then prevailing spot rate of exchange of the Bank (as conclusively determined by the Bank) for purchasing the currency to be acquired with the existing currency.

(b) If and to the extent I/we fail to pay the amount due on demand the Bank may in its absolute discretion without notice to me/us purchase at any time thereafter so much of a currency as the Bank considers necessary or desirable to cover my/our obligations and liabilities in such currency hereby secured at the then prevailing spot rate of exchange of the Bank (as conclusively determined by the Bank) for purchasing such currency with Hong Kong Dollars and I/we hereby agree to indemnify the Bank against the full Hong Kong Dollar price (including all costs, charges and expenses) paid by the Bank.

(c) No payment to the Bank (whether under any judgment or court order or otherwise) shall discharge my/our obligation or liability in respect of which it was made unless and until the Bank shall have received payment in full in the currency in which such obligation or liability was incurred and to the extent the amount of any such payment shall on actual conversion into such currency fall short of such obligation or liability expressed in that currency, the Bank shall have a further separate cause of action against me/us and shall be entitled to enforce the security hereby created to recover the amount of the shortfall.

7.8 Enforcing other means of payment: The Bank if sot be at liberty, but not bound, to resort for its own benefit to any other means of payment at any time and in any order it thinks fit without in consequence diminishing my/our liability to the Bank hereunder and the Bank may enforce its rights under this Deed either for the payment of the ultimate balance after resorting to other means of payment or for the balance due at any time notwithstanding that other means of payment have not been resorted to and in the latter case without entitling me/us to any benefit from such other means of payment so long as money remains due or owing or payable (whether actually or contingently) from or by me/us to the Bank.

7.9 Rights cumulative, waivers: No delay or omission on the part of the Bank in exercising any right, power, privilege or remedy in respect of this Deed shall impair such right, power, privilege or remedy, or be construed as a waiver of it, nor shall any single or partial exercise of any such right, power, privilege or remedy preclude any further exercise of it or the exercise of any other right, power, privilege or remedy. The rights, powers, privileges and remedies provided in this Deed are cumulative and not exclusive of any rights, powers, privileges or remedies provided by law.

7.10 Liabilities joint and several: Where this Deed is signed by or on behalf of two or more persons the obligations and liabilities of such persons hereunder shall be joint and several and any demand for payment made by the Bank to any one or more of the persons so jointly and severally liable hereunder shall be deemed to be demand made to all such persons. The Bank is at liberty to release or discharge any one or more of such persons from liability under this Deed or to compound with, accept compositions from or make any other arrangements with any of such persons without in consequence releasing or discharging any other party to this Deed or otherwise prejudicing or affecting the Bank's rights and remedies against any such other party.

7.11 Effect of death, insolvency: This Deed shall be binding as a continuing security on me/us and shall not be discharged or affected by the death, bankruptcy, insolvency or liquidation of me/us or the Beneficiary of the Bank Undertaking (if more than one, any of them). Without prejudice to the generality of the foregoing, this Deed may be determined upon the expiration of three (3) calendar months from the date of the Bank's actual receipt of a notice in writing given by me or all of us (if there is more than one undersigned) to terminate this Deed and in the event of death or disability of one or more of us, given by the personal or legal representative(s) of such person(s) jointly together with all of us who survive or are not under disability (if any). For the avoidance of doubt, during the period of the required three months' notice, I/we and/or my/our estates) shall be fully liable under this Deed for the liabilities of the Bank Undertaking (whether actual or contingent) incurred during the same period.

7.12 Liabilities on determination: Determination of this Deed as provided in Clause 7.11 or by whatever reason shall not release me/us and/or my/our estate(s) from this Deed in respect of any liability incurred by the Bank for account of the Beneficiary of the Bank Undertaking during the currency of this Deed (including those incurred during the period of the required three months' notice of determination as stipulated in Clause 7.11. Without prejudice to the generality of the foregoing, I/we hereby expressly admit and declare that where the Bank has incurred any irrevocable obligation to make any advance to, or incur any liability for account of, the Beneficiary of the Bank Undertaking prior to the expiration of the required three months' notice of determination as stipulated in Clause 7.10, the Bank shall have the right to continue making the advance to or incurring the liability for account of the Beneficiary of the Bank Undertaking after the said expiration of the required three months' notice of determination and such advance or liability shall form part of the liability incurred by the Bank for account of the Beneficiary of the Bank Undertaking during the currency of this Deed and I/we shall be fully liable therefor notwithstanding the determination of this Deed.

7.13 No demand prior to determination: I/We hereby expressly agree that my/our obligations to indemnify, the Bank against the liabilities of the Beneficiary of the Bank Undertaking shall not in any way be affected by the Bank not making a demand on me/us before the determination of this Deed and that the Bank may make a demand on me/us at any time whether before or after the determination of this Deed whereupon I/we shall promptly pay the Bank the amount demanded.

7.14 Joint signatories: If this Deed is signed or intended to be signed by or on behalf of more than one person (such persons being hereinafter called "the Original Signatories") and any one or more of the Original Signatories is/are not bound by the provisions of this Deed (whether by reason of his or their lack of capacity or improper execution of this Deed or failing to sign/execute this Deed or for any other reason whatever), the remaining Original Signatory or Signatories shall continue to be bound by the provisions of this Deed as if such other Original Signatory or Signatories had never intended to be party.

7.15 Conditions to discharge: Any settlement or discharge between the Bank and me/us shall be subject to the condition that no security or payment to the Bank by the Beneficiary of the Bank Undertaking or any other person shall be avoided or reduced by virtue of any provisions or enactments relating to bankruptcy, liquidation or insolvency for the time being in force and if any such security or payment shall be so avoided or reduced the Bank shall be entitled to recover the value or amount of it from me/us subsequently just ass if such settlement or discharge had not occurred. For the purpose of this Clause 7.15, the Bank shall be entitled to retain this Deed for a period of twenty-five
         (25) months after the full payment, or satisfaction of all debts and liabilities due and owing by me/us hereunder if during the said twenty-five months' period, bankruptcy, liquidation or insolvency proceedings have been commenced against the Beneficiary of the Bank Undertaking or any other person making the payment, the Bank is entitled to retain this Deed for such further period as the Bank deems fit.

7.16 Indulgence: My/Our liability under this Deed shall not be affected by any arrangement which the Bank may make with the Beneficiary of the Bank Undertaking or with any other person which (but for this provision) might operate to diminish or discharge the liability of or otherwise provide a defense to a surety. Without prejudice to the generality o the foregoing the Bank is to be at liberty at any time without reference to me/us to give time for payment or to grant any other indulgence and to give up, deal with, vary, exchange or abstain from perfecting or enforcing any other security or guarantees held by the Bank at any time and to discharge any party to them, and to realize such security or guarantees or any of them, as the Bank thinks fit and to compound with, accept compositions from and make any other arrangements with the Beneficiary of the Bank Undertaking or any person or persons liable on bills, notes or other security or guarantee held or to be held by the Bank without affecting my/our liability under this Deed.

7.17 No proof in competition with the Bank: If any sums become payable by me/us under this Deed, I/we shall not, until all sums whatsoever payable by the Beneficiary of the Bank Undertaking have been finally paid in full, in the event of the bankruptcy, liquidation or insolvency of the Beneficiary of the Bank Undertaking prove in competition with the Bank but will give the /Bank the benefit of such proof and all monies to be received in respect of it.

7.18 New account: It shall be lawful for the Bank at any time after notice to determine this Deed has been given or after payment of the money indemnified by this Deed has been demanded or becomes payable by me/us to continue any existing account or accounts or to open any new account or accounts with the Beneficiary of the Bank Undertaking or any of them and no money subsequently paid into such account or accounts shall be appropriated in discharge of any money indemnified by this Deed unless it is expressly directed in writing by the person paying the same at the time of such payment to be so appropriated.

7.19 Invalidity of the Bank Undertaking: if any purported obligation or liability of the Beneficiary of the Bank Undertaking to the Bank which if valid would have been the subject of this Deed is not or ceases to be valid or enforceable against the Beneficiary of the Bank Undertaking on any ground whatsoever, whether or not known to the Bank, including but not limited to any defect in or want of powers of the Beneficiary of the Bank Undertaking or irregular exercise thereof or lack of authority by any person purporting to act on behalf of the Beneficiary of the Bank Undertaking or any legal or other limitation (whether under the Limitation Ordinance or otherwise), disability, incapacity or any change in the constitution of or any amalgamation or reconstruction or liquidation of the otherwise), disability, incapacity or any change in the constitution of or any amalgamation or reconstruction or liquidation of the Beneficiary of the Bank Undertaking. I/we shall nevertheless be jointly and severally liable to the Bank in respect of that purported obligation or liability as if the .same were fully valid and enforceable and I/we were the principal debtors in respect thereof.

7.20 No security received: I/We hereby warrant to the Bank that I/we have not taken or received and undertake not to take or receive the benefit of any security from the Beneficiary of the Bank Undertaking or any other person liable for the obligation and liabilities of the Beneficiary of the Bank Undertaking. If any such security is taken or I/we receive the benefit of the same, I/we hereby agree forthwith to deposit an amount equal to the value of the same with the Bank, failing which I declare that such security is held in trust for the benefit of the Bank until such security is released or benefit thereof returned to the Beneficiary of the Bank Undertaking.

7.21 Payment not subject to deduction: All sums payable by me/us under this Deed shall be paid to the Bank in Hong Kong or otherwise as the Bank may from time to time direct, in full, free and clear of any present or future taxes, levies imposts, duties, charges, fees or withholdings and without set off or counterclaim or any restriction, condition or deduction whatsoever. If I/we are compelled by law to make any deduction or withholding. I/we shall promptly pay to the Bank such additional amount as will result in the net amount received by the Bank being equal to the full amount which would have been receivable had there been no deduction or withholding. Any additional amount paid under this Clause 7.21 shall not be treated as interest but as agreed compensation.

7.22 Notice of subsequent incumbrance: If the Bank receives notice of any subsequent mortgage, charges, assignment or any disposition affecting the Securities or any part thereof or interest thereon, the Bank may open a new account for me/us. If the Bank does not open a new account for me/us then unless the Bank gives notice to the contrary to me/us, it shall nevertheless be treated as if the Bank had done so at the time when the Bank received such notice and as from that time all payments made by or on behalf of me/us to the Bank shall be credited or treated as having been credited to the new account and shall not operate to reduce the amount due from me/us to the Bank at the time when the Bank received notice.

7.23     Change in constitution:
         ----------------------

(a)         If  the  Beneficiary  of the  Bank  Undertaking  or  I/we  am/are  a
            partnership or a company or a committee or association or unincorporated body, this Deed shall remain in full force and effect notwithstanding any change in my/our constitution or the constitution of the Beneficiary of the Bank Undertaking.

(b) This Deed shall continue to bind me/us notwithstanding any amalgamation or merger that may be effected by the Bank with any other company or companies and notwithstanding any re-construction by the Bank involving the formation of and transfer of the whole or any part of the Bank's undertaking and assets to a new company and notwithstanding the sale or transfer of the whole or any part of the Bank's undertaking and assets to another company, whether the Company or companies with which the Bank amalgamates or merges or the company or companies to which the Bank transfers the whole or any part of its undertaking and assets on a re-construction or sale or transfer as stated above shall or shall not differ from the Bank in their or its objects, character or constitution, it being the intent of me/us that this Deed shall remain valid and effectual in all respects and that the benefit of this Deed sand all rights conferred upon the Bank by this Deed may be assigned to and enforced by any such company or companies and proceeded on in the same manner to all intents and purposes as if such company or companies had been named in this Deed instead of and/or in addition to the Bank.

7.24 Clauses severable: Each of the clauses and provisions of this Deed is severable and distinct from the others and if at any time one or more of such clauses or provisions is or becomes invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining clauses and provisions hereof shall not in any way be affected or impaired thereby.

7.25     Notices:
         -------

(a) Any notice, request, certificate, demand or other communication to me/us in connection herewith is to be sent to me or any one of us at my/our last known address from time to time or to such other address as may have been notified in writing by me/us to the Bank in accordance with this Clause 7.25.

(b) Any notice, request, certificate, demand or other communication delivered personally shall be deemed to have been given at the time of such delivery. Any notice, request, certificate, demand or other communication despatched by letter postage prepaid shall be deemed to have been given forty-eight (48) hours after posting. Any notice, request, certificate, demand or other communication sent by telex shall be deemed to have been given at the time of despatach and any notice sent by cable shall be deemed to have been given twenty-four
            (24) hours after despatch.

7.26     Information:
         -----------

(a) I/We undertake at all times to notify the Bank in writing of any change of my/our particulars including but without limitation my/our address, telephone number and facsimile number.

(b) I/We acknowledge that I/we have noted the content of a notice relating to the Personal Data (Privacy) Ordinance issued by the Bank and addressed to the Bank's customers (the "Notice") and agree that it is necessary to supply the Bank with data under the First Schedule hereto or as required by the Bank in order that the Bank will accept this Deed. I/We further authorize the Bank to use my/our data for the purposes set out in the Notice and note that data held by the Bank will be kept confidential but permit the Bank to provide such information to the persons listed in the Notice or any other persons for the purposes set out in the Notice (including debt collecting agents) or in compliance with any laws, regulations or directions binding on the Bank or its branches/sub-branches. I/We further authorize the Bank to contact any of my/our employers (if applicable), banks, referees or any other sources for the purpose of obtaining or exchanging any information and to compare the information provided by me/us with other information collected by the Bank for checking purposes. The Bank is entitled to use the result of such comparison to take any action which may be adverse to the interest of or against me or any of us. I/We consent to my/our data being transferred to another jurisdiction outside Hong Kong.

(c) For the purpose of Clause 7.26(b) above, I/we shall be deemed to be "Customers" as referred to in the Notice.

7.27 Debt collection: The Bank shall be entitled to employ debt collecting agents to collect any sum due but unpaid by me/us hereunder. I/We hereby agree, and acknowledge that I/we have been warned, that I/we shall indemnify and keep the Bank indemnified on a full indemnity basis against all costs and expenses which the Bank may incur in employing debt collecting agents.

7.28 Law and jurisdiction: This Deed shall be governed by and interpreted in accordance with the laws of Hong Kong SAR. I/we hereby irrevocably and unconditionally submit to the non-exclusive jurisdiction of the Hong Kong SAR courts but without prejudice to the foregoing, this Deed may be enforced in any court of competent jurisdiction.

7.29 Interpretation: In this Deed, where the context permits, the singular includes the plural and vice versa, the masculine includes feminine and neuter and vice versa and reference to persons include references to companies.

7.30 Heading: In this Deed, headings to clauses are inserted for convenience only and have no legal effect and reference to clauses and schedules are to clauses and schedules of this Deed unless otherwise stated.

7.31 Language: The Chinese version of this Deed is for reference only and if there is any conflict between the English and Chinese version, the English version shall prevail.

                      THE FIRST SCHEDULE ABOVE REFERRED TO

Particulars of the person(s) who execute(s) this Deed:

Name                         Address                    Identification Document and Number
Beijing Holdings Limited     Room 3401-3412             B.R. No. 06113994
                             West Tower,
                             Shun Tak Centre,
                             200 Connaught Road C.,
                             Hong Kong

                      THE SECOND SCHEDULE ABOVE REFERRED TO

The Bank Undertaking

         The Bank agreeing at the request of the undersigned (the "Beneficiary of the Bank Undertaking") to grant or continue to grant to the Beneficiary of the Bank undertaking general banking facilities (including but not limited to term loans, on-demand loans, overdraft, hire purchase/lease facilities, issuance of bank guarantees/bonds/standby letters of credit/letters of credit/trust-receipt facilities, negotiation of bills of exchange/documents, clean/documentary collections, foreign exchange transactions and swap arrangements), forbearance, indulgence or other accommodation of whatever nature, in whatever currency or currencies up to such extent, on such terms, conditions, manner or form, at such time and for so long as the Bank may at its absolute discretion think fit.

IN WITNESS WHEREOF, this Deed is executed by the party(ies) whose name(s) appears) in the First Schedule hereto this day of , 2000.

SEALED with the COMMON SEAL of the Company(ies) named in the First Schedule hereto and SIGNED by:

COMPANY

NAME                                                         COMMON SEAL:
      -------------------------------------------------

DIRECTOR/

AUTHORIZED PERSON                                            SIGNATURE
                 --------------------------------------

COMPANY

NAME                                                         COMMON SEAL:
      -------------------------------------------------

DIRECTOR/

AUTHORIZED PERSON                                            SIGNATURE
                 --------------------------------------

Witnessed by:

NAME                                                         SIGNATURE
    ---------------------------------------------------

To:      BANK OF CHINA, HONG KONG BRANCH

         1 Garden Road Central
         Hong Kong

Date:


Dear Sirs,

                  RE:      SCHEDULE FOR DEED OF CHARGE OVER SECURITIES
                           DATED:

I/We refer to the above-named Deed of Charge Over Securities executed by me/us in your favour. Words used herein shall have the same meaning as used in the above-named Deed.

I/We hereby IRREVOCABLY certify that the following Securities are deposited with and charged to you as security pursuant to the above-named Deed, namely:

NAME OF SECURITIES                       DESCRIPTION/IDENTIFICATION             QTY/NO. OF SHARES
Tramford International Limited           Common Stock                           2,548,730

Yours faithfully,

Name  Beijing Holdings Limited                               Signature

Name                                                         Signature
      -------------------------------------------------

Name                                                         Signature
      -------------------------------------------------

*(Delete whichever is inapplicable)
                                                                       EXHIBIT 2